Exhibit 10.33
SECOND AMENDMENT TO THE
DISNEY KEY EMPLOYEES RETIREMENT SAVINGS PLAN
EFFECTIVE JANUARY 1, 2012
(WITH AMENDMENTS ADOPTED THROUGH DECEMBER 2015)

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Key Employees Retirement Savings Plan, effective January 1, 2012 (with amendments adopted through December 2015) (the “Plan”); and
WHEREAS, BAMTECH, LLC maintains the BAMTECH Key Employees Retirement Savings Plan with the Plan (the “BAMTECH Plan”); and
WHEREAS, Article 9 of the Plan authorizes the Committee or its delegate to make amendments to the Plan that are necessary and desirable; and
WHEREAS, the Committee desires to merge the BAMTECH Plan into the Plan and to add Hulu and TFCF as participating employers;
NOW, THEREFORE, this Second Amendment to the Plan be and hereby is adopted, effective as of January 1, 2020, except as set forth below, as follows:
1.The BAMTECH Plan shall be merged into the Plan as of January 1, 2020 (the “Merger”).
a.After the Merger, the plan document for the Plan shall have two parts, a main plan document and a new Appendix A. The main plan document shall consist of the plan document for the Plan in effect immediately prior to the Merger and shall govern the benefits accrued under the Plan immediately prior to the Merger. Appendix A shall consist of the plan document for the BAMTECH Plan in effect immediately prior to the Merger and shall govern the benefits under the BAMTECH Plan. For this purpose, the “plan document” for a plan includes any restated plan document and all subsequent amendments.
b.The term “Plan” as used in refers to Part A of the plan (except where the context clearly refers to the Plan including Parts A and B). Similarly, the term “Plan” as used in Part B refers only to Part B (except where the context clearly refers to the Plan including Parts A and B). An entity designated as a participating employer under Part A shall participate, by such designation, only with respect to benefits described in Part A, and an entity designated as a participating employer under Part B shall participate, by such designation, only with respect to benefits described in Part B. The authority to amend and terminate the Plan, including Part A and Part B, shall be determined under Article 9 of Part A (including any delegations of such authority).
c.There shall be no duplication of benefits under the Plan. A Participant shall not receive “Employer Contributions” (as defined in the Plan) under the main plan document and Appendix A for the same period of service.

2.Section 4.2(a) of Appendix A to the Plan shall be amended, effective January 1, 2021, to add the following flush paragraph:
Notwithstanding the foregoing, the aggregate amount of Employer Contributions used to determine the gross contribution amount described in paragraph (1) shall be calculated using the lesser of (i) the Participant’s applicable contribution percentage under the Qualified Plan and (ii) 9%.
3.Section 4.2(a) of the Plan shall be amended, effective January 1, 2021, to add the following flush paragraph:
Notwithstanding the foregoing, for a Participant eligible to receive contributions under Section 3.01(e) of the Qualified Plan, the aggregate amount of Employer Contributions used to determine the gross contribution amount described in paragraph (1) shall be calculated using the lesser of (i) the Participant’s applicable contribution percentage provided for in Section 3.01(e) of the Qualified Plan and (ii) 9%.
4.Hulu, LLC all be a Participating Employer in the main plan document, subject to the following terms, which shall apply solely to Employees of Hulu, LLC:
a.“Qualified Plan” shall refer to the Hulu, LLC Retirement Trust;
b.“Affiliate” shall be determined by replacing any 80% ownership interest condition with a 50% ownership condition.
c.“Employer Contributions” means the contributions made to the Qualified Plan on behalf of an Eligible Employee, excluding any contributions made under a cash or deferred arrangement intended to satisfy the requirements of Code section 401(k) and any matching contributions thereon.
5.NGC Networks US, LLC and National Geographic Partners, LLC shall both be a Participating Employer in the main plan document, subject to the following terms, which shall apply solely to Employees of NGC Networks US, LLC and National Geographic Partners, LLC:
a.A NGC Networks US, LLC and National Geographic Partners, LLC Employee will become an Eligible Employee by the later of 365 days after their hire date with NGC Networks US, LLC and National Geographic Partners, LLC Employee, as applicable, or January 1, 2021;
b.“Qualified Plan” shall refer to the 21st Century Fox America Consolidated Savings Plan;
c.“Affiliate” shall be determined by replacing any 80% ownership interest condition with a 50% ownership condition.
d.“Employer Contributions” means the contributions made to the Qualified Plan on behalf of an Eligible Employee, excluding any contributions made under a cash or deferred arrangement intended to satisfy the requirements of Code section 401(k) and any matching contributions thereon.
e.Section 3.4(a) shall be superseded by the following provision:
Vested Benefit. Except as provided in Section 3.4(b), below, a Participant shall be vested in his Account to the same extent he is vested in the portion of his Qualified Plan account attributable to Employer Contributions. Except as provided otherwise in subsection Error! Reference source not found., if a Participant has a Separation from Service prior to becoming fully vested under the Qualified Plan, the unvested portion of his Account under the Plan shall be immediately forfeited.
f.Section 5.1 shall be superseded by the following provision:
A Participant’s Account, to the extent vested pursuant to Plan section Error! Reference source not found., shall be payable, for reasons other than the Participant’s death, at the time and in the form determined in this Error! Reference source not found.. A Participant shall not receive payment of any unvested portion of his Account.
g.Section 7.1 shall be superseded by the following provision:
In the event of a Participant’s death before he receives payment of his entire vested Account (or the vested portion of his Account) under Error! Reference source not found., the Participant’s Beneficiary shall be entitled to a Death Benefit. The Death Benefit shall equal the Participant’s vested Account Value as of the Benefit Valuation Date.
IN WITNESS WHEREOF, the undersigned has caused this Second Amendment to be executed this 31st day of December, 2020.

/s/ PASCALE THOMAS
Pascale Thomas
3